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                                                                 EXHIBIT 99.1

                        _______________________________

                                     PROXY
                            UNITED BANCSHARES, INC.
                               ROSENBERG, TEXAS
                        SPECIAL MEETING OF SHAREHOLDERS
                             ______________, 1995
                         ______________________________

         The undersigned shareholder of United Bancshares, Inc. ("Bancshares") hereby constitutes and appoints D.W. Neuenschwander and Andrew Dow, or either of them, each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Bancshares to be held at _________ __.m., Central Standard Time, on __________________ _____, 1995, and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders, both dated ______________________, 1995, receipt of which is acknowledged, in the manner specified below.

         1. Approval of proposed resolutions approving, ratifying, confirming and adopting the Agreement and Plan of Merger dated as of January 12, 1995, a copy of which is attached as Appendix I to the Proxy
Statement/Prospectus, providing for the merger of Bancshares with and into Victoria Bankshares, Inc.

         ______For                ______Against                _______Abstain

         2. In their sole discretion on such other matters as may properly come before the Meeting or any adjournment thereof.

         ______Authorized                     ______Withhold Authority

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the Meeting or any adjournment thereof.

         Please date and sign exactly as your name appears on this Proxy. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ________________________________________
                                        (Signature of Shareholder)


                                        ________________________________________
                                        (Signature of Shareholder)


                                        Dated _____________________ ______, 1995


THIS PROXY IS SOLICITED ON BEHALF OF BANCSHARES' BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.